Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1999, except for Note 16 as to which the date is April 29, 1999, relating to the consolidated financial statements, which appears in the Convergent Communications, Inc. Prospectus filed on July 20, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


Denver, Colorado
February 1, 2000